UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 8, 2011

The Finish Line, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-20184	35-1537210
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3308 North Mitthoeffer Road, Indianapolis, Indiana		46235
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	317-899-1022

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

The Company announced on April 11, 2011 that Mr. Donald Courtney will retire as the Company’s President, E-Commerce, following a transition period. Mr. Courtney joined the Company in 1988 and served in various capacities prior to his appointment as President of the E-Commerce division, including Director, Merchandise Information Systems (MIS) and Distribution; Senior Vice President, MIS and Distribution; and, Executive Vice President of Information Systems and Distribution, Chief Information Officer, and Assistant Secretary. Further information regarding Mr. Courtney’s retirement is set forth in the press release issued on April 11, 2011, a copy of which is attached to this Form 8-K as Exhibit 99.1.

In connection with Mr. Courtney’s retirement, the Company and Mr. Courtney entered into a Retirement Agreement, a copy of which is attached to this Form 8-K as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release issued April 11, 2011
99.2 Retirement Agreement, effective April 8, 2011, between Donald E. Courtney and The Finish Line, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Finish Line, Inc.

April 12, 2011	By:	Edward W. Wilhelm

Name: Edward W. Wilhelm
Title: Executive Vice President, Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued April 11, 2011
99.2	Retirement Agreement, effective April 8, 2011, between Donald E. Courtney and The Finish Line, Inc.